UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 30, 2006, ViroPharma Incorporated (the “Company”) filed a supplement to its Petition for Stay of Action with the U.S. Food and Drug Administration (FDA) regarding the bioequivalence requirements for abbreviated new drug applications that seek to copy Vancocin. The document sets forth scientific arguments supporting the Company’s strong belief that the decision of the FDA’s Office of Generic Drugs (OGD) to modify the bioequivalence standards for generic copies of Vancocin capsules is scientifically flawed. The Company believes that its latest submission demonstrates that the OGD’s proposal for demonstrating bioequivalence of a generic version of Vancocin capsules using only in vitro dissolution testing instead of human clinical trials is not applicable to Vancocin capsules, and presents an unacceptably high risk of approving a bioinequivalent product. A copy of the supplement to the Petition for Stay of Action and a press release announcing the filing are set forth as Exhibit 99.1 and 99.2 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplement to Petition for Stay of Action.

99.2	Press Release dated June 30, 2006 regarding supplement to Petition for Stay of Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: July 3, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Supplement to Petition for Stay of Action.

EX-99.2	Press Release dated June 30, 2006 regarding supplement to a Petition for Stay of Action.